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                                                             EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Foundation Health Systems, Inc. on Form S-8 of our report dated March 27, 1998, appearing in the Annual Report of Form 10-K of Foundation Health Systems, Inc. for the year ended December 31, 1997.

     DELOITTE & TOUCHE LLP
     Los Angeles, California

     March 27, 1998